Exhibit 4.0

    NUMBER                                                            SHARES


                             FRESH IDEAS MEDIA, INC.

This Certifies that _____________________________________________ is the

Registered holder of ____________________________________________ Shares

Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surreder of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed.

         this  _______ day of __________ A.D. 20 ____


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                                   [Back Side]

For Value Received ______ hereby sell, assign and transfer

unto ____________________________________________________________

_________________________________________________________  Shares

represented by the within Certificate, and do hereby

irrevocovably constitute and appoint

_________________________________________________________ Attorney

to transfer the said Shares on the books of the within named.

Dated _________________ A.D. 20_______